Exhibit 11. Earnings per Share and Pro Forma Earnings per Share



                                                                          Three Months Ended                 Nine Months Ended
                                                                             September 30,                     September 30,
                                                                    -----------------------------      ---------------------------
                                                                         1996           1995               1996           1995
                                                                         ----           ----               ----           ----
Primary:
Net income                                                               $10,201         $1,812            $15,650         $3,882

Weighted average and pro forma weighted
   average shares outstanding during the period                            5,596          5,562              5,577          5,562
Unearned ESOP shares                                                        (363)          (418)              (363)          (436)
Stock options considered outstanding during the period                       152             68                119              7
Restricted stock shares considered outstanding during the period             127             33                142              7
                                                                     ------------   ------------       ------------   ------------
Total shares                                                               5,512          5,245              5,475          5,140
                                                                     ============   ============       ============   ============

Net income per share                                                       $1.85          $0.35              $2.86          $0.76
                                                                     ============   ============       ============   ============





                                                                         Three Months Ended                  Nine Months Ended
                                                                            September 30,                       September 30,
                                                                     --------------------------       -----------------------------
                                                                         1996           1995             1996             1995
                                                                         ----           ----             ----             ----
Fully Diluted:
Net income                                                              $10,201         $1,812            $15,650            $3,882

Weighted average and pro forma weighted
   average shares outstanding during the period                           5,596           5,562              5,577            5,562
Unearned ESOP shares                                                       (363)           (418)              (363)            (436)
Stock options considered outstanding during the period                      197              82                188               37
Restricted stock shares considered outstanding during the period            127              38                142               17
                                                                    ------------    ------------       ------------     ------------
Total shares                                                              5,557           5,264              5,544            5,180
                                                                    ============    ============       ============     ============

Net income per share                                                      $1.84           $0.34              $2.82            $0.75
                                                                    ============    ============       ============     ============




Net income per share for the three and nine months ended September 30, 1996 and the three months ended September 30, 1995 is computed on weighted shares outstanding for the period. Net income per share for the nine months ended September 30, 1995 is computed on a pro forma basis as if the stock issued in the conversion from mutual to stock form had been issued as of the beginning of the period presented.

This computation includes the impact of the Restricted Stock Plan ("RSP") and the Stock Option Plan which were approved by stockholders at the Annual Meeting of the Stockholders held on May 31, 1995.